EXHIBIT 16.1

Paritz & Company, P.A Certified Public Accountants	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598

July 22, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Makkanotti Group Corp. dated July 22, 2016. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey